Exhibit 10.1

RREEF PROPERTY TRUST, INC.
SECOND AMENDED AND RESTATED
INDEPENDENT DIRECTORS COMPENSATION PLAN

RREEF PROPERTY TRUST, INC.
SECOND AMENDED AND RESTATED
INDEPENDENT DIRECTORS COMPENSATION PLAN

ARTICLE 1
PURPOSE

1.1.    PURPOSE. The purpose of the Plan is to attract, retain and compensate highly-qualified individuals who are not employees of RREEF Property Trust, Inc. or any of its subsidiaries or affiliates for service as members of the Board by providing them with competitive compensation. The Plan is a sub-plan of the RREEF Property Trust, Inc. Second Amended and Restated Incentive Plan (the “Incentive Plan”).

1.2.    ELIGIBILITY. Independent Directors of the Company who are Eligible Participants, as defined below, shall automatically be participants in the Plan.

ARTICLE 2
DEFINITIONS

2.1.    DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meanings given such terms in the Incentive Plan. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

“Annual Meeting” means an annual meeting of the stockholders of the Company.

“Annual Restricted Stock Grant” means the dollar value to be delivered in the form of an annual award of Restricted Stock under the Plan, as set forth on Schedule I hereto and as may be amended from time to time be the Board.

“Base Annual Retainer” means the annual retainer (excluding Supplemental Annual Retainers, meeting fees and expenses) payable by the Company to an Independent Director pursuant to Section 5.1 hereof for service as a director of the Company, as set forth on Schedule I hereto and as may be amended from time to time by the Board.

“Board” means the Board of Directors of the Company.

“Charter” means the articles of incorporation of the Company, as such articles of incorporation may be amended from time to time.

“Company” means RREEF Property Trust, Inc.

“Effective Date” of the Plan has the meaning set forth in Section 8.4 of the Plan.

“Eligible Participant” means any person who is an Independent Director on the Effective Date or becomes an Independent Director while this Plan is in effect; except that during any period a director is prohibited from participating in the Plan by his or her employer or otherwise waives participation in the Plan, such director shall not be an Eligible Participant. An Eligible Participant will cease to be an Eligible Participant on the date that such Eligible Participant is no longer an Independent Director.

“Independent Director” means a director of the Company who is not a common law employee of the Company and who meets the additional requirements set forth for an “independent director” in the Charter.

“Initial Restricted Stock Grant” means the number of shares of Restricted Stock granted as the initial stock grant under the Plan, as set forth on Schedule I hereto and as may be amended from time to time be the Board.

“Offering” means any offering of any class or series of the Company’s equity securities.

“Plan” means this RREEF Property Trust, Inc. Second Amended and Restated Independent Directors Compensation Plan, as amended from time to time.

“Plan Year(s)” means the approximate twelve-month periods between Annual Meetings, which, for purposes of the Plan, are the periods for which annual retainers are earned.

“Restricted Stock” means shares of the Company’s Class I Stock granted to an Independent Director under Article 6 that is subject to certain restrictions and to risk of forfeiture.

“Supplemental Annual Retainer” means the annual retainer (excluding the Base Annual Retainer, meeting fees and expenses) payable by the Company to an Independent Director pursuant to Section 5.2 hereof for service as the chair of the Audit Committee of the Board, as set forth on Schedule I hereto and as may be amended from time to time by the Board.

ARTICLE 3
ADMINISTRATION

3.1.    ADMINISTRATION. The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Board’s interpretation of the Plan, and all actions taken and determinations made by the Board pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned, including the Company, its stockholders and persons granted awards under the Plan. The Board may appoint a plan administrator to carry out the ministerial functions of the Plan, but the administrator shall have no other authority or powers of the Board.

3.2.    RELIANCE. In administering the Plan, the Board may rely upon any information furnished by the Company, its public accountants and other experts. No individual will have personal liability by reason of anything done or omitted to be done by the Company or the Board in connection with the Plan. This limitation of liability shall not be exclusive of any other limitation of liability to which any such person may be entitled under the Company’s certificate of incorporation or otherwise.

ARTICLE 4
SOURCE OF SHARES

4.1    SOURCE OF SHARES. The shares of Stock or other equity that may be issued pursuant to the Plan shall be issued under the Incentive Plan, subject to all of the terms and conditions of the Incentive Plan. The terms contained in the Incentive Plan are incorporated into and made a part of this Plan with respect to shares of Stock or other equity granted pursuant hereto and any such grant shall be governed by and construed in accordance with the Incentive Plan. In the event of any actual or alleged conflict between the provisions of the Incentive Plan and the provisions of this Plan, the provisions of the Incentive Plan shall be controlling and determinative. This Plan does not constitute a separate source of Shares for the grant of the Restricted Stock awards described herein.
ARTICLE 5
RETAINERS, MEETING FEES AND EXPENSES

5.1.    BASE ANNUAL RETAINER. Each Eligible Participant shall be paid a Base Annual Retainer for service as a director during each Plan Year. The amount of the Base Annual Retainer is set forth on Schedule I, which may be amended from time to time by the Board. The Base Annual Retainer shall be payable in approximately equal quarterly installments in advance, beginning on the date of the Annual Meeting. A pro rata Base Annual Retainer will be paid to any person who becomes an Eligible Participant on a date other than the beginning of a Plan Year, based on the number of full months he or she serves as an Independent Director during the Plan Year. Payment of such prorated Base Annual Retainer shall begin on the date that the person first becomes an Eligible Participant, and shall resume on a quarterly basis thereafter.

5.2.    SUPPLEMENTAL ANNUAL RETAINER. The chairperson of the Audit Committee of the Board shall be paid a Supplemental Annual Retainer for his or her service as such chairperson during a Plan Year, payable quarterly at the same times as installments of the Base Annual Retainer. The amount of the Supplemental Annual Retainer is set forth on Schedule I, which may be amended from time to time by the Board. A pro rata Supplemental Annual Retainer will be paid to any Eligible Participant who becomes the chairperson of the Audit Committee of the Board on a date other than the beginning of a Plan Year, based on the number of full months he or she serves as a chairperson of the Audit Committee of the Board during the Plan Year. Payment of such prorated Supplemental Annual Retainer shall begin on the date that the person first becomes chairperson of the Audit Committee, and shall resume on a quarterly basis thereafter.

5.3.    MEETING FEES. Unless otherwise determined by the Board and set forth on Schedule I, as amended from time to time by the Board, Eligible Participants shall not be paid a fee for meetings of the Board or a committee thereof in which he or she participates. For purposes of this Section 5.3, if the Board decides to provide for meeting fees, then (i) casual or unscheduled conferences among directors shall not constitute an official meeting; and (ii) any such meeting fees shall be payable on the date of the applicable meeting to which they relate.

5.4.    TRAVEL EXPENSE REIMBURSEMENT. All Eligible Participants shall be reimbursed for reasonable travel expenses in connection with attendance at meetings of the Board and its committees, or other Company functions at which the Chief Executive Officer or Chair of the Board requests the Independent Director to participate. Notwithstanding the foregoing, the Company’s reimbursement obligations pursuant to this Section 5.4 shall be limited to expenses incurred during such director’s service as an Independent Director. Such payments will be made within 30 days after delivery of the Independent Director’s written requests for payment, accompanied by such evidence of expenses incurred as the Company may reasonably require, but in no event later than the last day of the Independent Director’s tax year following the tax year in which the expense was incurred. The amount reimbursable in any one tax year shall not affect the amount reimbursable in any other tax year. Independent Directors’ right to reimbursement pursuant to this Section 5.4 shall not be subject to liquidation or exchange for another benefit.

ARTICLE 6
EQUITY COMPENSATION

6.1.    INITIAL RESTRICTED STOCK GRANT.

(a)    Subject to share availability under the Incentive Plan and the terms of this Section 6.1(a), each Independent Director elected or appointed to the Board prior to the date that the Company has issued 12,500,000 Shares in the aggregate from its Offerings (the “Minimum Issuance Date”) shall receive an award of shares of Restricted Stock (the “Initial Restricted Stock Grant”) on the last business day of the first full calendar quarter immediately following the Minimum Issuance Date (the “Initial Grant Date”), provided such Independent Director remains an Independent Director as of the Initial Grant Date. The number of shares of Restricted Stock granted as the Initial Restricted Stock Grant is set forth on Schedule I. Such shares of Restricted Stock shall be subject to the terms and restrictions described below in Section 6.1(b) and shall be in addition to the Annual Restricted Stock Grant (as defined in Section 6.2). The Minimum Issuance Date occurred during the fourth quarter of calendar year 2018, and, accordingly, the Initial Restricted Stock Grant will be made on March 29, 2019, to Eligible Participants who were serving as Independent Directors as of the Minimum Issuance Date. For the avoidance of doubt, any person who becomes an Eligible Participant after the Minimum Issuance Date shall not receive an Initial Restricted Stock Grant.

(b)    Shares of Restricted Stock granted pursuant to the Initial Restricted Stock Grant under this Section 6.1 shall be evidenced by a written Award Certificate, and shall be subject to the terms and conditions described herein and in the Incentive Plan and Award Certificate. Unless and until provided otherwise by the Board, the shares of Restricted Stock granted pursuant to the Initial Restricted Stock Grant shall vest and become non-forfeitable in three equal annual installments on each of the first three anniversaries of the Initial Grant Date. Notwithstanding the foregoing vesting schedules, the shares of Restricted Stock granted pursuant to the Initial Restricted Stock Grant shall become fully vested on the earlier occurrence of (i) the termination of the grantee’s service as a director of the Company due to his or her death or Disability, or (ii) a Change in Control of the Company. If the grantee’s service as a director of the Company terminates other than as described in clause (i) of the foregoing sentence, then the grantee shall forfeit all of his or her right, title and interest in and to any unvested shares of Restricted Stock as of the date of such termination from the Board and such Restricted Stock shall be reconveyed to the Company without further consideration or any act or action by the grantee.

6.2    ANNUAL RESTRICTED STOCK GRANT.

(a)    Subject to share availability under the Incentive Plan and the terms of this Section 6.2(a), each Eligible Participant shall receive an award of shares of Restricted Stock upon his or her initial election or subsequent re-election to the Board (the “Annual Restricted Stock Grant”). The dollar value of the Annual Restricted Stock Grant is set forth on Schedule I, which may be amended from time to time by the Board. The Annual Restricted Stock Grant shall be granted on the third business day following the date of the Annual Meeting at which an Eligible Participant is elected or re-elected to the Board (the “Annual Grant Date”). The number of shares in the Annual Restricted Stock Grant shall be determined by (i) dividing the Annual Restricted Stock Grant dollar value as in effect for that Plan Year by the Fair Market Value of the Class I Stock on the Annual Grant Date, and (ii) rounding to the nearest whole number. Such shares of Restricted Stock shall be subject to the terms and restrictions described below in Section 6.2(b). A pro rata Annual Restricted Stock Grant will be paid to any person who becomes an Eligible Participant on a date other than the beginning of a Plan Year, based on the number of full months remaining in the Plan Year prior to the next Annual Meeting. The grant of such prorated Annual Restricted Stock Grant will be made on the date that the person first becomes an Eligible Participant.

(b)    Shares of Restricted Stock granted pursuant to the Annual Restricted Stock Grant under this Section 6.2 shall be evidenced by a written Award Certificate, and shall be subject to the terms and conditions described herein and in the Incentive Plan and Award Certificate. Unless and until provided otherwise by the Board, the shares of Restricted Stock granted pursuant to the Annual Restricted Stock Grant shall vest and become non-forfeitable at the point in time immediately preceding the first Annual Meeting that occurs following the Annual Grant Date. Notwithstanding the foregoing vesting schedules, the shares of Restricted Stock granted pursuant to the Annual Restricted Stock Grant shall become fully vested on the earlier occurrence of (i) the termination of the grantee’s service as a director of the Company due to his or her death or Disability, or (ii) a Change in Control of the Company. If the grantee’s service as a director of the Company terminates other than as described in clause (i) of the foregoing sentence, then the grantee shall forfeit all of his or her right, title and interest in and to any unvested shares of Restricted Stock as of the date of such termination from the Board and such Restricted Stock shall be reconveyed to the Company without further consideration or any act or action by the grantee.

ARTICLE 7
AMENDMENT, MODIFICATION AND TERMINATION

7.1.    AMENDMENT, MODIFICATION AND TERMINATION. The Board may, at any time and from time to time, amend, modify or terminate the Plan without stockholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board, require stockholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of a securities exchange on which the Stock is listed or traded, then such amendment shall be subject to stockholder approval; and provided further, that the Board may condition any other amendment or modification on the approval of stockholders of the Company for any reason.

ARTICLE 8
GENERAL PROVISIONS

8.1.    ADJUSTMENTS. The adjustment provisions of the Incentive Plan shall apply with respect to equity awards granted pursuant to this Plan.

8.2    DURATION OF THE PLAN. The Plan shall remain in effect until terminated by the Board.

8.3.    EXPENSES OF THE PLAN. The expenses of administering the Plan shall be borne by the Company.

8.4.    EFFECTIVE DATE. The Plan was originally approved by the Company’s stockholder on November 28, 2012, and became effective on that date (the “Effective Date”). The Plan was amended and restated as set forth in this RREEF Property Trust, Inc. Second Amended and Restated Independent Directors Compensation Plan document effective upon completion of the first Annual Meeting occurring subsequent to the Board’s adoption of this Plan.

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The foregoing is hereby acknowledged as being the RREEF Property Trust, Inc. Second Amended and Restated Independent Directors Compensation Plan as adopted by the Board on February 28, 2019.

RREEF PROPERTY TRUST, INC.

By:    /s/ W. Todd Henderson
W. Todd Henderson
Chairman of the Board
Chief Executive Officer

SCHEDULE I

NON-EMPLOYEE DIRECTOR COMPENSATION SCHEDULE

The following shall be effective May 10, 2019 immediately following conclusion of the 2019 Annual Meeting, and shall remain in effect until changed by the Board:

Base Annual Retainer ($)	$55,000
Supplemental Annual Retainer (Audit Committee Chair) ($)	$10,000
Initial Restricted Stock Grant (# of shares)	5,000
Annual Restricted Stock Grant ($)	$10,000

No additional fees for attendance at meetings of the Board or any committee thereof, whether such committee exists presently or is created hereafter.